UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Our Bond, Inc.

(Exact name of registrant as specified in its charter)

Nevada	83-1751618
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

86 Broad Street New York, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2017 Equity Incentive Plan

Amended and Restated Sub-Plan: Israel

(Full title of the plan)

VCorp Services, LLC, 701 S. Carson St., Ste. 200, Carson City, NV 89701

(Name and address of agent for service)

(888) 528-2677

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

☐ Large accelerated filer	☐ Accelerated filer

☐ Non-accelerated filer	☒ Smaller reporting company

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes ☒ No

Explanatory Note

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Our Bond, Inc. (the “Company”) in connection with the registration of a total of up to 22,220,855 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) issued or issuable pursuant to granted awards, or reserved for future issuance, under the Company’s Amended and Restated 2017 Equity Incentive Plan and its Amended and Restated Sub-Plan: Israel (collectively, the “2017 Plan”).

This Registration Statement includes a reoffer prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act’). The reoffer prospectus may be used for the reoffer and resale of shares of Common Stock on a continuous or delayed basis that may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act, and the rules and regulations promulgated thereunder, that were issued to certain of our executive officers, employees, consultants and directors identified in the reoffer prospectus. The number of shares of Common Stock included in the reoffer prospectus represents shares of Common Stock issued to the selling stockholders pursuant to nonqualified stock awards and shares of Common Stock issuable pursuant to stock option awards and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

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PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.

Reoffer Prospectus

Our Bond, Inc.

22,220,855 Shares of Common Stock

This prospectus relates to the reoffer and resale by certain selling shareholders of shares of our common stock, par value $0.0001 per share, that have been or may be issued by us to the selling shareholders, either as issuance of common stock under, or upon the exercise of stock options granted under, our Amended and Restated 2017 Equity Incentive Plan, as well as our Amended and Restated Sub-Plan: Israel (collectively, the “Plan”).

We will not receive any of the proceeds from sales of the shares by any of the selling shareholders. The shares may be offered from time to time by any or all of the selling shareholders (and their donees and pledgees) through ordinary brokerage transactions, in negotiated transactions or in other transactions at such prices they may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution” beginning on page 7. All costs, expenses and fees in connection with the registration of the shares will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling shareholders (or their donees and pledgees).

Our common stock is listed on The Nasdaq Capital Market under the symbol “OBAI.” The last reported per share price for our common stock was $1.45 as quoted on The Nasdaq Global Market on April 2, 2026.

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks that we have described on page 4 of this prospectus under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 7, 2026.

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You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus supplement. This summary is not intended to be complete and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus supplement, including our consolidated financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in this prospectus supplement before making an investment decision.

Unless the context otherwise requires, references to the “Company”, “we”, “us”, or “our”, are to Our Bond, Inc., a Nevada corporation, including its wholly owned subsidiaries TG-17 (Israel) Ltd., TG-17 (Belgium), TG-17 (France), TG-17 (UK) Ltd., TG-17 (Canada) Inc. and Bond Bodyguard New York, Inc.

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Overview

Our Bond, Inc. (“Bond,” “we,” “us,” “our” or the “Company”) was formed under the laws of the State of Delaware on April 11, 2017. We provide preventative personal security powered by AI. Once activated, the cloud-based Bond Preventative Personal Security Platform provides users with remote protective services via phone app (using its Bond Preventative Personal Security Platform) and with 24/7 support from our Personal Security Agents, who are in Bond Command Centers and can respond rapidly. We offer 14 distinct services through our phone app (the “Bond App”) and fully automated Bond Command Centers located around the world, that allow Bond members to choose when and how Bond will keep them secure while preserving their privacy.

The Bond Preventative Personal Security Platform is a multilayered, multifaceted technology platform that incorporates numerous technologies, inputs and outputs to other systems, and third-party information. It allows us to perform a large number of multi-functional activities relative to a large number of end-users/members, with a high level of precision, speed and reliability, as well as affordably, in a manner that is automated. The core functionality includes: (1) “look after” a massively scalable number of members/end-users simultaneously; at their or their guardians request, monitor them, collect data from multiple sources – on the phone of the member, from what Bond historically knows about the member; from what Bond knows about the area/location of the member, from what the member has shared with Bond – in order to detect anomalies in real time; (2) communicate with the member in order to verify their status, potentially engage Bond Personal Security Agents in order to calm, guide, deter or orchestrate help for the member; (3) record and analyze all activities in the Bond sphere, which included on the phones of the end-users, in the Command Centers and through our technology.

In 2017, Doron Kempel founded Bond and engaged an engineering and product team to begin developing Bond’s technology platform. By early 2019, we had raised approximately $42 million under Regulation D of the Securities Act. With these funds we quickly completed creating our technology platform and established fully automated command centers where our personal security agents can provide 24/7 support to our members (the “Bond Command Centers”) in the United States. We also established a comprehensive training and development program for our personal security agents (“Personal Security Agents”) and prepared the marketing and sales channels to sell our products to corporations (B2B) and to direct to consumers (DTC). By 2020, we had executed a full year of service operations on behalf of thousands of end-users (members).

Our Mission

Everyone has experienced a time when they or someone they love were in a situation that made them feel uncomfortable, unsafe or even scared. One of the most common examples of this is walking alone at night - according to a Gallup poll, 40% of Americans - that’s approximately 140 million Americans - say that they do not feel safe when they walk alone at night. If each one of them feels this way once per week, that equates to 7.28 billion cases whereby Americans – we or our loved ones - feel unsafe. Even though people often feel unsafe, it can be too early to dial 911; but by the time it becomes dangerous for them, they will frequently not be able to complete a 911 call nor activate a panic button. This is a personal security and peace of mind gap that troubles billions of people globally: they are in situations that cause them fear, but don’t justify a 911 call. A painful minority of those situations will result in traumatic or terminal outcomes whereby the individual is unable to complete a 911 call.

Bond was created with the goal of enhancing personal security and peace of mind for all. Our vision is to become a globally recognized leader in the field of personal security and peace of mind serving millions of individual members globally. In all these pre-911 situations, what humans instinctively want is somebody professional to look after them. Yet, no company that we are aware of offers such pre-emergency 911 preventative security service. Further, United States regulators estimate as many as 10,000 lives could be saved each year if the 911 emergency dispatching system were able to get to callers one minute faster. Better technology would be especially helpful, regulators say, when a caller cannot speak or identify his or her location.

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Our Solution

Our solution to this pre-911 problem was to establish a novel paradigm and create a new tier of preventative pre-emergency personal security: Unlike traditional apps, the Bond Preventative Personal Security Platform allows Bond to look after its members preventatively before an emergency, detect a threat and intervene preemptively, thus enhancing the likelihood of positive outcomes.

Based on our versatile AI program, our Bond Preventative Personal Security Platform allows members to use their smartphones to select from 14 service, eight of which are preventative in nature.

Once a member activates one of the services, we are able to look after them remotely using video, chat and certain sensory technology and/or Personal Security Agents. Our preventative services include video monitoring, monitoring your route, scheduling security checks for you and your loved ones, putting security agents on standby and emergency response coordination, giving you multiple layers of security and peace of mind in 28 countries and growing. Our members can also contact live, trained Personal Security Agents 24/7 via chat, phone, or video, which gives them a sense that they are not alone - effectively acting as a personal security companion. Our Personal Security Agents respond in seconds and can detect anomalies and risks, de-escalate situations, offer guidance, deter unwanted company or perpetrators using video, and coordinate help with first responders and other security and non-security resources of the public or private sector.

Bond is advised by the foremost security experts globally, including former heads of United States Secret Service, the Federal Bureau of Investigation, major metropolitan police chiefs around the world, and heads of military special operations units. They continue to help us identify the trends and missing links within personal security and define our solution to meet it. Our cloud-based AI program also allows our B2B customers and DTC members to scale their services geographically over multiple locations.

Our Bond Preventative Personal Security Platform Products and Services

1.	The Bond – Personal Security Smartphone Application;
2.	The Bond Command Center; and
3.	The Bond Personal Security Agents.

Other Services

While Bond’s Preventative Personal Security Platform is the core of Bond’s services, Bond’s growth includes these three synergistic services that have incremental potential.

1.	Air Guardian First Responder Drone Service;
2.	Executive Protection & Guarding; and
3.	Bond Consulting & Special Services

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Our Business Model

Bond offers a subscription-based service. Members can pay for the service monthly but primarily choose to pay annually. Our Preventative Personal Security services operate on a cloud services delivery model.

We currently sell Bond services to corporations for their employees as an annual subscription. We also partner with consumer brands with the intention of having such corporations gift, sell or subsidize the Bond service on behalf of its customers. Our DTC sales are primarily accomplished by subscriptions through the Bond – Personal Security application available through the Apple and Google Play app stores.

Our Market

The personal security market is set to explode, reaching $338.23 billion by 2030 according to an Allied Market Research report. People increasingly seek proactive solutions to stay safe, creating an opportunity for Bond’s approach to personal security.

Hypothetically, any adult with a smartphone can become a Bond member by subscribing to the Bond Preventative Personal Security Platform services through the Bond App. According to Backlinko, there are 7.34 billion smartphone users worldwide, which is 91% of the global population. While it is technically possible for Bond to service such a larger market in terms of the technological scalability and human resources (mainly Personal Security Agent) over the course of the next 20 years, it is likely not practical that all these phone users will be interested in using Bond and/or that there will not be competitors that address some of that market. The degree of relevance that Bond services offer each individual also differs, since risks are not evenly distributed across genders, age groups, locations, professions, marital status and family dynamics. Further, people differ in terms of their perception of risk and their interest in having a service such as Bond.

We are currently focused on engaging B2B and business to government (B2G) through corporations, universities, municipalities, government agencies and states as these institutions have access to most households around the world. Our engagement with consumer brands can also reach this audience, especially, if insurance companies decide that Bond reduces their risk and financial exposure, they can create incentives or obligations for their clients (consumers and corporations) to use Bond or Bond-like services. Our DTC route to market allows Bond to reach out to consumers via multiple marketing channels.

In summary, Bond is addressing a very large market that can be addressed via multipole Go-to-Market routes. If Bond is able to grow organically, generate high positive cashflow stream and raise capital at a favorable valuation, we believe that it can grow and within 10 years potentially get to 100 million end users, who – at a hypothetically low $50/user/year, implies $5 billion in annual revenues.

RISK FACTORS

Any investment in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our securities. Our business, financial condition and results of operations could be materially adversely affected by these risks if any of them actually occur. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus.

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Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock in this offering. The selling shareholders will receive all of the proceeds from this offering.

SELLING SHAREHOLDERS

The shares of common stock being offered by the selling shareholders are shares previously issued to the selling shareholders under the Plan, or that may be issued upon exercise of options previously granted to the selling shareholders under the Plan. Executive officers and directors, their family members, trusts for their benefit, or entities that they own, that acquire common stock under the Plan may be added to the selling shareholders list below by a prospectus supplement filed with the Commission. The number of shares to be sold by any selling shareholder under this prospectus also may be increased or decreased by a prospectus supplement. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling shareholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder as of March [  ], 2026. The third column list the maximum number of shares of common stock to be sold by each selling shareholder pursuant to this prospectus. The fourth column lists the shares of common stock held by the selling shareholders following the completion of this offering. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder’s address is c/o Our Bond, Inc., 85 Broad Street, New York, New York 10004.

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The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering
Doron Kempel	9,206,444	(1)	9,156,485	(8)	215,739
Amit Hod	283,219	(2)	835,074	(9)	-
Joseph DeSalvo	251,707	(3)	428,700	(10)	-
Michael Lambert	125,570	(4)	301,900	(11)	-
Adam Draizin	31,729	5)	343,512	(12)	-
Paul Morin	154,018	(6)	370,445	(13)	-
Randy Boutin	27,990	(7)	344,716	(14)	-
Brian J. Gebhardt	7,335		7,335		0
Jeffrey Marks and Bobbi Paul Marks, as Community Property WROS	1,557		1,557		0
Matthew Powers	1,001		1,001		0
Michael Staples	3,521		3,521		0
Sandra Denton	1,174		1,174		0
Evan Minskoff and David Needleman, as JTWROS	3,414		3,414		0
Various holders(15)	5,601		5,601		0

1. Doron Kempel beneficially owns:

(A) 2,669,211 shares of our Common Stock, which includes the following: (i) 165,780 shares which he owns himself and over which he has sole voting and investment control; and (ii) 2,503,431 shares owned by VFTG, L.P., over which Mr. Kempel has sole voting and investment control. The address of VFTG, L.P. is 292 Newbury Street, #485 Boston, MA 02115;

(B) 3,114,460 shares of our shares of Common Stock, issuable upon conversion of 3,114,460 shares of Series B-1 Preferred Stock, owned by VFTG, L.P.;

(C) 418,421 shares of our shares of Common Stock, issuable upon conversion of 418,421 shares of Series B-3 Preferred Stock, which includes (i) 389,457 shares owned by VFTG, L.P.; and (ii) 28,964 which he owns himself;

(D) 10,000 shares of our shares of Common Stock, issuable upon conversion of 10,000 shares of Series F Preferred Stock, each share entitled to cast 40,000 votes, which he owns himself; and

(E) 2,994,352 shares of our Common Stock issuable upon the exercise of 2,994,352 outstanding options, with an exercise cost of $1,258,526, ranging from $0.4203 to $1.1700 per share, within 60 days of this prospectus.

2. Amit Hod beneficially owns 283,219 shares of our Common Stock issuable upon the exercise of 283,219 outstanding options, with an exercise cost of $533,419, ranging from $0.4203 to $20.4570 per share, within 60 days of this prospectus. Mr. Hod has sole voting and investment control over such shares.

3. Joseph DeSalvo beneficially owns 251,707 shares of our Common Stock issuable upon the exercise of 251,707 outstanding options, with an exercise cost of $105,782, ranging from $0.3900 to $0.467 per share, within 60 days of this prospectus. Mr. DeSalvo has sole voting and investment control over such shares.

4. Michael Lambert beneficially owns 125,570 shares of our Common Stock issuable upon the exercise of 125,570 outstanding options, with an exercise cost of $52,777, approximately $0.4203 per share, within 60 days of this prospectus. Mr. Lambert has sole voting and investment control over such shares.

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5. Adam Draizin beneficially owns 28,080 shares of our Common Stock which includes (A) 1,294 shares of Common Stock issuable upon exercise of Series CF-2 Warrants; and (B) 26,786 shares of our Common Stock issuable upon the exercise of 26,786 outstanding options,  with an exercise cost of $35,089, within 60 days of this prospectus. Mr. Draizin has sole voting and investment control over stocks beneficially owned by him.

6. Paul Morin beneficially owns 154,018 shares of our Common Stock which includes (A) 41,202 shares of Common Stock which he owns himself; (B) 64,792 shares of Common Stock issuable upon conversion of 64,792 shares of Series B-3 Preferred Stock; (C) 1,553 shares of Common Stock issuable upon exercise of Series CF-2 Warrants and (D) 46,471 shares of our Common Stock issuable upon the exercise of 46,471 outstanding options, with an exercise cost of $16,268, ranging from $0.4200 to $1.1700 per share, within 60 days of this prospectus. Mr. Morin has sole voting and investment control over stocks beneficially owned by him.

7. Randy Boutin beneficially owns 27,990 shares of our Common Stock issuable upon the exercise of 27,990 outstanding options, with an exercise cost of $506, approximately $0.4200 per share, within 60 days of this prospectus. Mr. Boutin has sole voting and investment control over such shares.

8. The shares offered by Mr. Kempel consist of 165,780 issued and outstanding shares of Common Stock received upon prior exercise of options granted under the Plan, together with a total of up to 8,990,705 shares issuable upon exercise of options at exercise prices ranging from $0.42 to $1.31 per share.

9. The shares offered by Mr. Hod consist of up to 835,074 shares issuable upon exercise of options at exercise prices ranging from $0.42 to $20.4570 per share.

10. The shares offered by Mr. DeSalvo consist of up to 428,700 shares issuable upon exercise of options at exercise prices ranging from $0.42 to $1.31 per share.

11. The shares offered by Mr. Lambert consist of up to 301,900 shares issuable upon exercise of options at exercise prices ranging from $0.42 to $1.31 per share.

12. The shares offered by Mr. Draizin consist of up to 343,512 shares issuable upon exercise of options at exercise price of $1.31 per share.

13. The shares offered by Mr. Morin consist of 1,914 issued and outstanding shares of common stock received upon prior exercise of options granted under the Plan, together with up to 368,531 shares issuable upon exercise of options at exercise prices ranging from $0.42 to $1.31 per share.

14. The shares offered by Mr. Boutin consist of up to 344,716 shares issuable upon exercise of options at exercise prices of $0.42 to $1.31 per share.

15. Beneficial ownership consists of the aggregate number of restricted shares held by individual shareholders who each own 1,000 or fewer shares.

PLAN OF DISTRIBUTION

Each selling shareholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each of the Selling Shareholders has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of common stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The Crone Law Group, P.C. has opined on the validity of the securities being offered hereby.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2024 and 2023, and for the years then ended, included in this prospectus have been so included in reliance on the report of M&K CPAs PLLC, an independent registered public accounting firm, which includes an explanatory paragraph about the Company’s ability to continue as a going concern, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-8 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC’s internet site.

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PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by us with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this prospectus as of their respective dates:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026;

●	the description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on January 29, 2026, including any amendment or report filed for the purpose of updating such description.

All documents filed subsequent to the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at:

Our Bond, Inc.

85 Broad Street

New York, New York 10004

(888) 567-6234

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

No expert or counsel named in this prospectus as having prepared or certified any part of it or as having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the capital stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Item 6. Indemnification of Directors and Officers.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our articles of incorporation and our bylaws.

Pursuant to our articles of incorporation and our bylaws, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, (other than an action by or in the right of us) by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the company or is or was serving at the request of us as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably believed to be in our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a pleas of nolo contenders or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in our best interests and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

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Our articles of incorporation and bylaws also provide that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of our company or procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of our company or is or was serving at our request as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in our best interests: but no indemnification shall be made in respect to any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to us unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

To the extent that a director, officer, employee, fiduciary or agent of a corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in the preceding two paragraphs or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

The indemnification provided by the provisions described in this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under our articles of incorporation, the bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Amended and Restated 2017 Equity Incentive Plan (Incorporated by reference to Registration Statement on Form S-1 filed October 7, 2025.)
4.3	Amended and Restated Sub-Plan: Israel (Incorporated by reference to Registration Statement on Form S-1 filed October 7, 2025.)
5.1	Opinion of The Crone Law Group P.C.
23.1	Consent of M&K CPAs PLLC, Independent Registered Public Accounting Firm
23.2	Consent of The Crone Law Group P.C. (included in Exhibit 5.1)
107	Filing Fee Table

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Item 9.	Undertakings.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; or

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Nevada Revised Statutes, the Articles of Incorporation of the registrant, the Bylaws of the registrant, indemnification agreements entered into between the registrant and its officers and directors or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in New York, New York, on April 7, 2026.

Our Bond, Inc.

By:	/s/ Doron Kempel
Doron Kempel
Chief Executive Officer and Director
(Principal Executive Officer)

By:	/s/ Amit Hod
Amit Hod
Chief Financial Officer and Director
(Principal Financial Officer, and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Doron Kempel as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities stated on April 7, 2026

By:	/s/ Doron Kempel
Doron Kempel
Chief Executive Officer and Director
(Principal Executive Officer)

By:	/s/ Amit Hod
Amit Hod
Chief Financial Officer and Director
(Principal Financial Officer, and Principal Accounting Officer)

By:	/s/ Adam Draizin
Adam Draizin
Director

By:	/s/ Paul Morin
Paul Morin
Director

By:	/s/ Randy Boutin
Randy Boutin
Director

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